SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             BERGEN CAPITAL TRUST I
             (Exact name of registrant as specified in its charter)

                              Delaware 33-6258956
          (State of incorporation) (I.R.S. Employer Identification No.)

                4000 Metropolitan Drive, Orange, California 92868
               (Address of principal executive offices) (Zip Code)

                           BERGEN BRUNSWIG CORPORATION
             (Exact name of registrant as specified in its charter)

                             New Jersey 22-1444512
          (State of incorporation) (I.R.S. Employer Identification No.)

                4000 Metropolitan Drive, Orange, California 92868
               (Address of principal executive offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [_]

Securities Act registration statement file number to which this form relates:
333-74349.

Securities to be registered pursuant to Section 12(b) of the Act:

                                                Name of each exchange on which
Title of each class to be so registered         each class is to be registered

7.80% Trust Originated Preferred Securities      New York Stock Exchange, Inc.
(and the Guarantee by Bergen Brunswig
Corporation with respect thereto)

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.    Description of Registrant's Securities to be Registered.

           The title of the class of securities to be registered hereunder is 7.80% Trust Originated Preferred SecuritiesSM (the "TOPrS"). The TOPrS were issued by Bergen Capital Trust I and guaranteed by Bergen Brunswig Corporation ("Bergen") to the extent set forth in the Preferred Securities Guarantee Agreement described below. A description of the TOPrS is set forth in the Registration Statement on Form S-3 (File No. 333-74349), filed with the Securities and Exchange Commission (the "Commission") on March 12, 1999, as amended by Amendment No. 1 thereto filed on May 14, 1999 and declared effective by the Commission on May 14, 1999 (as amended, the "Registration Statement") under the captions "Description of
           Securities," "Description of Debt Securities," "Description of Preferred Securities," "Description of Preferred Securities Guarantees" and "Relationship Among Preferred Securities, Preferred Securities Guarantees and Subordinated Debt Securities Held by Each Trust" and in the Prospectus Supplement relating thereto dated May 20, 1999 and filed with the Commission on May 24, 1999 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under the captions "Description of Securities," "Certain Terms of the Preferred Securities," "Certain Information Regarding the Preferred Securities Guarantees," "Certain Terms of the Subordinated Notes" and "Certain United States Federal Income Tax Consequences," which description is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement that includes such description that is subsequently filed by the registrant as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act is hereby incorporated by reference herein.

Item 2.  Exhibits.

           1.   Certificate  of Trust of Bergen  Capital  Trust I  (incorporated
                herein  by  reference   to  Exhibit  3.1  to  the   Registration
                Statement).

           2.   Declaration  of Trust of Bergen  Capital  Trust I  (incorporated
                herein  by  reference   to  Exhibit  4.1  to  the   Registration
                Statement).

           3. Amended and Restated Declaration of Trust of Bergen Capital Trust I (incorporated herein by reference to Exhibit 4.1 to the 8-K of Bergen filed May 26,1999 (the "Bergen 8-K")).

           4. Form of Preferred Security of Bergen Capital Trust I (included in Exhibit 3 hereto).

           5. Indenture (Subordinated Debt Securities), dated as of May 14, 1999, between Bergen and Chase Manhattan Bank and Trust Company, National Association, as Trustee (incorporated herein by reference to Exhibit 4.6 to the Registration Statement).

           6. Officers' Certificate, dated as of May 24, 1999, pursuant to the Indenture (incorporated herein by reference to Exhibit 4.2 to the Bergen 8-K).

           7. Form of 7.80% Subordinated Deferrable Interest Notes due June 30, 2039 (incorporated herein by reference to Exhibit 4.4 to the Bergen 8-K).

           8. Preferred Securities Guarantee Agreement, dated as of May 26, 1999, between Chase Manhattan Bank and Trust Company, National Association, as Trustee, and Bergen (incorporated herein by reference to Exhibit 4.4 to the Bergen 8-K).

           9. Common Securities Guarantee Agreement, dated as of May 26, 1999, between Chase Manhattan Bank and Trust Company, National Association, as Trustee, and Bergen (incorporated herein by reference to Exhibit 4.5 to the Bergen 8-K).

           "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co., Inc.

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE:  May 26, 1999                     BERGEN CAPITAL TRUST I

                                        By:   /s/ Donald R. Roden
                                              ___________________
                                        Name:     Donald R. Roden
                                        Title:    Regular Trustee

                                        By:   /s/ Neil F. Dimick
                                              __________________
                                        Name:     Neil F. Dimick
                                        Title:    Regular Trustee

                                        By:   /s/ Milan Sawdei
                                              ___________________
                                        Name:     Milan A. Sawdei
                                        Title:    Regular Trustee

                                        BERGEN BRUNSWIG CORPORATION


                                        By:    /s/ Neil F. Dimick
                                               __________________
                                        Name:      Neil F. Dimick
                                        Title:     Executive Vice President and
                                                   Chief Financial Officer